[EXECUTION COPY]









                        LEASE AGREEMENT AND DEED OF TRUST

                            dated as of May 10, 1996

                                     between

                                  HANCOCK BANK,
                         not in its individual capacity,
                       except as expressly stated herein,
                        but solely as Trustee, as Lessor,

                                       and

                              BL DEVELOPMENT CORP.,
                                   as Lessee.





ALL RIGHT, TITLE AND INTEREST OF LESSOR UNDER THIS LEASE AND THE PROPERTY RIGHTS SUBJECT HERETO HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A LIEN AND SECURITY INTEREST IN FAVOR OF BA LEASING & CAPITAL CORPORATION, AS AGENT ("AGENT"), UNDER THE SECURITY AGREEMENT, DATED AS OF MAY 10, 1996, FOR THE BENEFIT OF THE AGENT AND THE LENDERS REFERRED TO IN SUCH SECURITY AGREEMENT. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL EXECUTED "LESSOR'S COPY", WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY AGENT ON OR FOLLOWING THE SIGNATURE PAGE THEREOF.

THIS COUNTERPART IS THE ORIGINAL EXECUTED LESSOR'S COPY.

This instrument secures a line of credit to be used primarily for business, commercial or agricultural purposes and is entitled to the lien protection provisions in Section 89-1-49 of the Mississippi Code of 1972 as amended.

                             INDEXING INSTRUCTIONS:

Part of the Northwest 1/4 and Southwest 1/4 of Section 5, Township 3 South, Range 10 West of Tunica County, Mississippi.



                                     TABLE OF CONTENTS

Section                                                                               Page

                                         ARTICLE I

                               DEFINITIONS; LESSEE LIABILITY . . . . . . . . . . . . .   1

                                        ARTICLE II

                         LEASE OF HOTEL AND EQUIPMENT; LEASE TERM. . . . . . . . . . .   1

 2.1.      Acceptance and Lease of Hotel and Equipment . . . . . . . . . . . . . . . .   1
 2.2.      Acceptance Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 2.3.      Lease Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                        ARTICLE III

                       RENT; QUIET ENJOYMENT; NET LEASE; SUBLEASING. . . . . . . . . .   2

 3.1.      Periodic Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 3.2.      Supplemental Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 3.3.      Place and Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . .   2
 3.4.      Late Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 3.5.      Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
 3.6.      Net Lease; No Setoff, Etc.. . . . . . . . . . . . . . . . . . . . . . . . .   3
 3.7.      No Bar. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
 3.8.      Intent of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                        ARTICLE IV

                                 POSSESSION AND SUBLEASING . . . . . . . . . . . . . .   6


                                         ARTICLE V

                                     LEASE TERMINATION . . . . . . . . . . . . . . . .   8

 5.1.      Early Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
 5.2.      Termination and Transfer. . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                        ARTICLE VI

                          DISCLAIMER AND ASSIGNMENT OF WARRANTIES. . . . . . . . . . .   9

 6.1.      Disclaimer of Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .   9
 6.2.      Assignment of Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                        ARTICLE VII

                                  MAINTENANCE AND REPAIR;
                          ALTERATIONS ADDITIONS AND SUBSTITUTIONS. . . . . . . . . . .  10

 7.1.      Maintenance and Repair; Compliance With Law . . . . . . . . . . . . . . . .  10
 7.2.      Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 7.3.      Replacement and Substitution. . . . . . . . . . . . . . . . . . . . . . . .  11
 7.4.      Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 7.5.      Maintenance and Repair Reports. . . . . . . . . . . . . . . . . . . . . . .  12

                                       ARTICLE VIII

                                   USE; UTILITY CHARGES. . . . . . . . . . . . . . . .  12

 8.1.      Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 8.2.      Utility Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                        ARTICLE IX

                             CASUALTY; REPLACEMENT; INSURANCE. . . . . . . . . . . . .  13

 9.1.      Casualty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 9.2.      Non-Casualty Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 9.3.      Required Coverages. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
 9.4.      Delivery of Insurance Certificates. . . . . . . . . . . . . . . . . . . . .  17

                                         ARTICLE X

                                  LEASE EVENTS OF DEFAULT. . . . . . . . . . . . . . .  18

 10.1.     Lease Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . .  18
 10.2.     Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
 10.3.     Waiver of Certain Rights. . . . . . . . . . . . . . . . . . . . . . . . . .  25
 10.4.     Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 10.5.     Remedies Cumulative; No Waiver; Consents. . . . . . . . . . . . . . . . . .  26

                                        ARTICLE XI

                                  LESSOR'S RIGHT TO CURE . . . . . . . . . . . . . . .  27

 11.1.     Lessor's Right to Cure Lessee's Lease Defaults. . . . . . . . . . . . . . .  27

                                        ARTICLE XII

                    WARRANT OF TITLE; EASEMENTS; ADDITIONAL FINANCINGS . . . . . . . .  27

 12.1.     Warrant of Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 12.2.     Grants and Releases of Easements; Lessor's Waivers. . . . . . . . . . . . .  28
 12.3.     Additional Financings . . . . . . . . . . . . . . . . . . . . . . . . . . . .28


                                       ARTICLE XIII

                                        ASSIGNMENTS. . . . . . . . . . . . . . . . . .  29


                                        ARTICLE XIV

                                       GRANT OF LIEN . . . . . . . . . . . . . . . . .  29

 14.1.     Grant of Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
 14.2.     Retention of Title or Proceeds in the Case of Default . . . . . . . . . . .  33

                                        ARTICLE XV

                                       MISCELLANEOUS . . . . . . . . . . . . . . . . .  33

 15.1.     Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 15.2.     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 15.3.     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 15.4.     Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 15.5.     Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 15.6.     Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 15.7.     Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 15.8.     Captions; Table of Contents.. . . . . . . . . . . . . . . . . . . . . . . .  34
 15.9.     Schedules and Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 15.10.    No Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


Exhibit A  -  Form of Lease Supplement

Exhibit B  -  Description of Hotel Site

Appendix I -  Definitions



                             LEASE AGREEMENT AND DEED OF TRUST


     This LEASE AGREEMENT AND DEED OF TRUST (as amended, supplemented, or otherwise modified from time to time, this "Lease"), dated as of May 10, 1996, is between HANCOCK BANK, not in its individual capacity, except as expressly stated herein, but solely as Trustee under the Trust Agreement, as Lessor ("Lessor"), and BL DEVELOPMENT CORP., a Minnesota corporation, as Lessee ("Lessee").

     In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:


                                         ARTICLE I

                               DEFINITIONS; LESSEE LIABILITY

     For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to that certain Participation Agreement, dated as of May 10, 1996 (the "Participation Agreement"), among Grand Casinos, Inc. a Minnesota corporation, and certain of its subsidiaries, as Guarantors; Lessee; Lessor; the Lenders, Co-Agents and Lead Manager identified therein; and BA Leasing & Capital Corporation, as Arranger and Agent. A true copy of such Appendix 1 is attached hereto and incorporated herein. All obligations imposed on the "Lessee" in this Lease shall be the full recourse liability of Lessee.


                                        ARTICLE II

                   LEASE OF HOTEL, EQUIPMENT AND HOTEL SITE; LEASE TERM

     SECTION 2.1.  Acceptance and Lease of Hotel, Equipment and Hotel Site.

              (a) On each Advance Date, Lessor, subject to the satisfaction or waiver of the applicable conditions set forth in Article III of the Participation Agreement, shall accept under a Certificate of Acceptance the Hotel and Equipment theretofore delivered, and simultaneously lease to Lessee hereunder, and Lessee shall lease from Lessor hereunder, the Hotel and Equipment for the term of the applicable Lease Supplement.

             (b) Subject to the terms and conditions of this Lease, on the date hereof the Lessor shall demise and sublease to the Lessee hereunder for the Lease Term the Lessor's interest in the Hotel Site, and Lessee hereby agrees, expressly for the direct benefit of the Lessor, to sublease from the Lessor for the Lease Term the Lessor's interest in the Hotel Site.

             (c) A description of the Hotel Site upon which the Hotel will be constructed and certain of the Equipment located is attached to this Lease as Exhibit B and incorporated herein.

             SECTION 2.2. Acceptance Procedure. Lessee hereby agrees that the execution and delivery by Lessee of this Lease and a Certificate of Acceptance pursuant to Section 3.4(d) or 3.6(b) of the Participation Agreement, as the case may be (appropriately completed) shall, without further act, irrevocably constitute acceptance by Lessee on behalf of itself and Lessor of the Hotel and Equipment which are the subject of a Certificate of Acceptance and the Lease Supplement referred to in the Certificate of Acceptance for all purposes of this Lease, such Lease Supplement and the other Operative Documents.

             SECTION 2.3. Lease Term. The term of this Lease (the "Lease Term") shall commence on the date of execution of this Lease by Lessor and Lessee, and shall expire on the Final Maturity Date. Unless earlier terminated, the term of each Lease Supplement relating to the Equipment and the Hotel shall consist of
(i) an Interim Period and (ii) a Base Period.

             SECTION 2.4. Title. The Hotel Site is leased to the Lessee without any representation or warranty, express or implied, by the Lessor and subject to the rights of the parties in possession, the existing state of title (including Permitted Liens other than Lessor Liens) and all applicable Requirements of Law. Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Hotel Site other than to the extent resulting from Lessor Liens.


                                        ARTICLE III

                       RENT; QUIET ENJOYMENT; NET LEASE; SUBLEASING

             SECTION 3.1. Periodic Rent. During the Lease Term, Lessee shall pay to Lessor Periodic Rent on each Payment Date in the amount determined in accordance with the definition of "Periodic Rent".

             SECTION 3.2. Supplemental Rent. During the Lease Term, Lessee shall pay to Lessor, or to whomever shall be entitled to payment thereof as expressly provided herein or in any other Operative Document (and Lessor hereby directs Lessee, on behalf of Lessor, so to pay any such other Person) any and all Supplemental Rent promptly as the same shall become due and payable, and, in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Periodic Rent. Lessee hereby reaffirms its obligation to pay as Supplemental Rent (i) an amount equal to Additional Costs as the same become due and payable, (ii) all amounts determined to be due and payable pursuant to Section 5.1 of the Trust Agreement in accordance with its terms and (iii) any Premium that becomes due and payable pursuant to the Section 2.4(d) of the Loan Agreement.

             SECTION 3.3. Place and Manner of Payment. Subject to Section 3.2, Rent and all other sums due to Lessor, Agent or any Lender hereunder shall be paid in accordance with Section 2.8 of the Participation Agreement.

             SECTION 3.4. Late Payment. If any Periodic Rent shall not be paid when due, Lessee shall pay to Lessor, or if any Supplemental Rent payable to or on behalf of or for the account of Lessor, Trustee, any Lender, Agent or any other Indemnitee is not paid when due, Lessee shall pay to whomever shall be entitled thereto, in each case as Supplemental Rent, interest at the Overdue Rate on such overdue amount from and including the due date (not taking into account any grace period) thereof to but excluding the Business Day of payment thereof.

             SECTION 3.5. Quiet Enjoyment. Subject to the rights of Lessor contained in Article X and the other terms of the Operative Documents to which Lessee is a party, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Lease Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the Initial Advance Date. Such right of quiet enjoyment is independent of, and shall not affect Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease.

             SECTION 3.6. Net Lease; No Setoff, Etc. THIS LEASE SHALL CONSTITUTE A NET LEASE AND, NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, IT IS INTENDED THAT PERIODIC RENT AND SUPPLEMENTAL RENT SHALL BE PAID WITHOUT COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE OF ANY KIND AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION OF ANY KIND, AND LESSEE'S OBLIGATION TO PAY ALL SUCH AMOUNTS, THROUGHOUT THE LEASE TERM IS ABSOLUTE AND UNCONDITIONAL. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation, to the maximum extent permitted by law: (a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any portion of the Hotel Site, the Hotel or any item of Equipment, or any failure of any portion of the Hotel Site, the Hotel or any item of Equipment to comply with all Applicable Laws, including any inability to use any portion of the Hotel Site, the Hotel or any item of Equipment by reason of such non-compliance; (b) any damage to, abandonment, loss, destruction, requisition, taking or contamination of or Release from any portion of the Hotel Site, the Hotel or any item of Equipment, including eviction; (c) any restriction, prevention or curtailment of or interference with any use of any portion of the Hotel Site, the Hotel or any item of Equipment, including eviction; (d) any defect in title to or rights to the Hotel Site or any Lien on such title or rights or on the Hotel Site; (e) the attachment of any Lien of any third party to any portion of the Hotel Site, the Hotel or any item of Equipment; (f) any prohibition or restriction of or interference with Lessee's use of any or all of the Hotel Site, the Hotel or the Equipment by any Person; (g) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, Agent or any Lender; (h) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, Agent, any Lender or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, Agent, any Lender or any other Person, or by any court, in any such proceeding; (i) any claim that Lessee has or might have against any Person, including, without limitation, Lessor, Agent or any Lender; (j) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement whether or not related to the transactions contemplated by the Operative Documents; (k) any invalidity or unenforceability or disaffirmance against or by Lessee of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof; (l) the impossibility of performance by Lessee, Lessor or both; (m) any action by any court, administrative agency or other Governmental Authority; (n) any restriction, prevention or curtailment of or any interference with the construction or any use of any portion of the Hotel Site, the Hotel or any item of Equipment; or (o) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Articles IV or X of this Lease, this Lease shall be noncancellable by Lessee for any reason whatsoever, and Lessee, to the extent permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as expressly provided in Articles IV or X of this Lease, Lessee shall, unless prohibited by Applicable Laws, nonetheless pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, Lessor will deem this Lease to have remained in effect. Each payment of Rent made by Lessee hereunder shall be final and, absent manifest error in the determination of the amount thereof, Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, Agent or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance and management of the Hotel Site, the Hotel and the Equipment, and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any subtenant of Lessee or any property leased hereunder or subleased to any subtenant of Lessee on any account or for any reason whatsoever other than by reason of Lessor's willful misconduct or gross negligence or breach of any of its obligations under any Operative Document.

             SECTION 3.7. No Bar. Notwithstanding the foregoing, nothing set forth herein shall bar, limit, preclude, prevent, stay or otherwise adversely affect Lessee's right or ability to bring and pursue any action for monetary damages against Lessor or any other Person for any breach or alleged breach of its obligations hereunder or under any other Operative Document.

             SECTION 3.8. Intent of the Parties. Lessor and Lessee further intend and agree that this Lease is a conditional sales agreement and that, with respect to that portion of the Leased Property constituting Equipment, for the purpose of securing Lessee's obligations for the repayment of the Loans from Lessor and the Lenders to Lessee, (i) the Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the UCC; (ii) the conveyance provided for hereby shall be deemed to be a grant by Lessee to Lessor, for the benefit of the Lenders, of a lien and security interest in all of Lessee's present and future right, title and interest in and to such portion of the Hotel Site, the Hotel and the Equipment, including but not limited to Lessee's fee and/or leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such loans, effective on the date hereof, to have and to hold such interests in the Hotel Site, the Hotel and the Equipment unto Lessor, for the benefit of the Lenders and their respective successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under the Lease and the other Operative Documents shall have been paid and satisfied in full, then this instrument and the estate hereby granted shall cease and become void; (iii) the possession by Lessor of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the UCC; and (iv) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law. Lessor and Lessee shall, to the extent consistent with the Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that the security interest and lien created in the Hotel Site, the Hotel and the Equipment in accordance with this Lease will be a perfected lien and security interest with priority over all Liens other than Permitted Liens, under Applicable Law and will be maintained as such throughout the Lease Term.


                                        ARTICLE IV

                                 POSSESSION AND SUBLEASING

             LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUBLEASE ANY OR ALL OF THE HOTEL SITE, THE HOTEL OR EQUIPMENT OR ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED SUBLEASE, ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE NULL AND VOID, except as provided hereafter in this Article IV or pursuant to a transaction permitted under Section 5.2 of the Participation Agreement. Lessee may, with Lessor's and all of the Lender's prior written consent, which shall not be unreasonably withheld or delayed, sublease or assign both the Hotel Site and the Hotel, the Non-Gaming Equipment or the Gaming Equipment, each as an integrated whole, if such sublease or assignment permitted by this Article IV (a "Sublease") (a) is expressly subject and subordinate to all of the provisions of this Lease and the rights and interests of Lessor and the Lenders hereunder in respect of the Hotel or Equipment covered by such Sublease upon the occurrence of an Event of Default thereunder or hereunder, (b) expressly requires the Hotel or Equipment subject thereto to be returned as directed by Lessor or the Required Lenders upon notice to such assignee or sublessee that an Event of Default exists and (c) expressly prohibits any further sublease or assignment of the Hotel or Equipment subject thereto. Lessee shall remain primarily liable for its obligations under this Lease notwithstanding the existence of any such Sublease. All of Lessee's right, title and interest in, to and under such Sublease shall be pledged by Lessee to Lessor, as collateral for Lessee's obligations under this Lease, and Lessee shall, at its expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Lessor or any Lender may reasonably request in order to create, perfect, preserve and protect Lessor's security interest in such Sublease.

             Subject to the conditions set forth above, the Lessee may sublease space in the Hotel, provided that the aggregate amount of such subleased space does not exceed 33% of the aggregate space in the Hotel, and provided that (i) the proposed subtenant shall be engaged in a business complementary to the business of Lessee, and propose to use the subleased space in a manner in keeping with the standards set forth in this Lease, (ii) the character of the business to be conducted or the proposed use of the subleased space by the proposed subtenant shall not violate any provision or restriction herein relating to the use or occupancy of the Hotel, (iii) the Sublease contains fair market rental terms reflective of the then current market rates for comparable space of similar size being maintained for such business in the applicable leasing market in which the Hotel is located ("Fair Market Rental Terms"), (iv) the Sublease does not provide for disproportionately skewed rental payments throughout the term of the Sublease not reflective of Fair Market Rental Terms and (v) Lessee is not required to, and there exists no option in favor of the proposed subtenant which could require Lessee to, perform any tenant finish improvement work after the later of (x) the Turnover Date (as defined below) and
(y) the Lease Termination Date.

             In the case of any proposed Sublease, not less than thirty days prior to the consummation of such Sublease, Lessee shall deliver to Lessor each of the following: (i) the identity of the proposed subtenant establishing that the proposed subtenant and Sublease satisfy the criteria set forth above, (ii) a copy of the proposed Sublease, and (iii) the non-disturbance and attornment agreement for execution and delivery by Lessor and, if applicable, Agent. Each Sublease shall contain the following language:

     "The Tenant hereunder agrees that this Lease is subject and subordinate to the lease under which the Landlord hereunder occupies the Hotel (the "Overlease", with the landlord under the Overlease and its successors and assigns in interest to the Hotel or this Lease being hereinafter referred to as the "Overlandlord"), and that in the event of the termination of the Overlease or in the event the Overlandlord terminates the Landlord's right of possession under the Overlease (the date on which either such termination becomes effective being referred to herein as the "Turnover Date"), the Tenant hereunder will attorn to the Overlandlord and pay the Overlandlord all of the rents and other monies required to be paid by the Tenant hereunder, and perform all of the terms, covenants, conditions and obligations contained in this Lease, and the Overlandlord shall recognize Tenant hereunder; and this Lease shall continue as a direct lease between the Tenant hereunder and Overlandlord upon all of the terms and conditions hereof except that in no event shall Overlandlord have any obligation to perform any obligation of the Landlord hereunder with respect to obligations of Overlandlord (or any successor Overlandlord) hereunder arising after the Turnover Date which shall be without recourse to Overlandlord (other than the interest of the Overlandlord in the property demised by the Lease.)"

At the request of Lessee, Lessor and Agent shall deliver to Lessee, for the benefit of the subtenant, within ten Business Days after Lessee's request therefor, a non-disturbance and attornment agreement on Lessor's standard form, duly executed and acknowledged by Lessor and Agent, and Lessee shall cause such subtenant to execute and acknowledge such agreement and return fully executed and acknowledged counterparts thereof to Lessor and Agent.

                                         ARTICLE V

                                     LEASE TERMINATION

             SECTION 5.1. Early Termination. On any date after the commencement of the last commencing Base Period, Lessee may, at its option, upon at least 30 days' advance written notice to Lessor, either:

                (a) Purchase all (but not less than all) of the Hotel and the
             Equipment for an amount equal to the sum of (i) accrued and unpaid Rent payable on or before such date, (ii) the Lease Balance (after giving effect to any payments pursuant to clause (i)), (iii) any Premium payable in respect of the Notes, and (iv) all other fees and expenses and other amounts (including all Supplemental Rent) then due and payable pursuant to this Lease and the other Operative Documents; or

                (b) Purchase the Hotel and Hotel Equipment for an amount equal to the sum of (i) the Lease Supplement Balances relating to the Hotel and Hotel Equipment, (ii) any Premium payable in respect of the Notes, and (iii) all other fees and expenses and other amounts (including all Supplemental Rent) then due and payable pursuant to this Lease and the other Operative Documents.

             SECTION 5.2. Termination and Transfer. Upon payment in full in cash of all amounts then due and owing hereunder on the Lease Termination Date, or if the Lease Supplement Balance relating to the Gaming Equipment has been paid in full as of the last day of the term of such Lease Supplement, Lessor shall release the Leased Property then subject to the Lease on the Lease Termination Date, or the Gaming Equipment on the expiration of the related Lease Supplement, from the Lien created by this Lease and transfer all of Lessor's right, title and interest thereto to Lessee ("AS IS" and without any representations or warranties and with the disclaimers set forth in Section 6.1, except that such Leased Property is free and clear of Lessor Liens), all at Lessee's sole cost and expense.


                                        ARTICLE VI

                          DISCLAIMER AND ASSIGNMENT OF WARRANTIES

             SECTION 6.1. Disclaimer of Warranties. LESSEE ACKNOWLEDGES AND AGREES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE HOTEL SITE, THE HOTEL AND EQUIPMENT THAT ARE THE SUBJECT OF LEASE SUPPLEMENTS, LESSEE IS SOLELY RESPONSIBLE UNDER THE TERMS OF THE CONSTRUCTION AGENCY AGREEMENT FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE HOTEL AND EQUIPMENT AND ANY ALTERATIONS. The Hotel Site, the Hotel and Equipment are let by Lessor "AS IS" in their present or then condition, as the case may be, subject to (a) any rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Hotel Site, the Hotel and Equipment, (c) any state of facts which a physical inspection might show,
(d) all Applicable Laws, and (e) any violations of Applicable Laws which may exist at the commencement of the term of the applicable Lease Supplement. Lessee has examined the Hotel Site, the Hotel and Equipment (insofar as Lessor is concerned) has found the same to be satisfactory. NEITHER LESSOR, AGENT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE TO THE HOTEL SITE, THE HOTEL OR THE EQUIPMENT OR TO THE VALUE, MERCHANTABILITY, HABITABILITY, CONDITION, OR FITNESS FOR USE OF THE SAME, OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE HOTEL SITE, THE HOTEL OR EQUIPMENT OR ANY PART THEREOF, AND NEITHER LESSOR, AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE HOTEL OR EQUIPMENT, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS, except that Lessor hereby represents and warrants that the Hotel Site, the Hotel and Equipment are and shall be free of Lessor Liens (such Lessor representation and warranty being made by (x) the Bank with respect to any Lessor Liens attributable to the Bank, and (y) Trustee with respect to any Lessor Liens attributable to Trustee). Lessee has been afforded full opportunity to inspect the Hotel Site, the Hotel and Equipment, is satisfied with the results of its inspections and is entering into this Lease solely on the basis of the results of its own inspections, and all risks incident to the matters discussed in the preceding sentence, as between Lessor, Agent and the Lenders, on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this
Article VI have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any of Lessor, Agent or the Lenders, express or implied, with respect to the Hotel Site, the Hotel and Equipment (or any interest therein), that may arise pursuant to any law now or hereafter in effect, or otherwise.

             SECTION 6.2. Assignment of Warranties. Lessor assigns to Lessee, to the extent assignable, all of its interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of any item of Equipment; provided that such assignment shall be effective only when no Event of Default exists; and provided, further, that any action taken by Lessee by reason thereof shall be at the expense of Lessee and shall be consistent with Lessee's obligations pursuant to this Lease.


                                        ARTICLE VII

                                 MAINTENANCE AND REPAIR;
                          ALTERATIONS ADDITIONS AND SUBSTITUTIONS

             SECTION 7.1. Maintenance and Repair; Compliance With Law. Without limiting Lessee's obligations under Section 5.11 of the Participation Agreement or Section 3.7 of the Construction Agency Agreement, Lessee, at its own expense, shall at all times (a) maintain the Hotel in a first class condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or external, ordinary or extraordinary, structural or non-structural or foreseen or unforeseen, in each case as required by all Requirements of Law, the standards imposed by insurance policies required to be maintained hereunder with respect to the Hotel and on a basis consistent with the repair and maintenance of properties comparable in type and location to the Hotel, but in any case the Hotel shall be maintained at least in conformity with the maintenance and repair guidelines of Lessee and its Affiliates for similar property owned or leased by them, and (b) maintain the Equipment in good and safe order, operating condition and repair (ordinary wear and tear excepted), substantially in conformance with the maintenance and repair standards and procedures as are set forth in the manufacturer's manuals pertaining to the Equipment and as otherwise required to enforce claims against each vendor or manufacturer of each item of Equipment and in compliance in all material respects with Applicable Law and the standards imposed by insurance policies required to be maintained hereunder with respect to the Equipment, but in any event such Leased Property shall be maintained at a standard that is no less than the standard used by the Lessee for similar hotels and equipment it owns or leases.

             In addition, Lessee, at its own expense, shall make all necessary or appropriate repairs, replacements, substitutions and modifications in respect of the Leased Property (or any component thereof) which may be required to keep the Leased Property in the condition required by clause (a) or (b) above.

             SECTION 7.2.  Alterations.

                (a) If any item of Equipment or individual component thereof or, after the Completion Date, the Hotel or individual component thereof, is required to be altered, added to, replaced, improved or modified in order to comply with Applicable Law (a "Required Alteration"), Lessee shall notify Lessor and diligently proceed to make such Required Alteration at its own expense.

                (b) Lessee, at its own expense, may make any alteration,
             addition, replacement, improvement or modification to the Hotel or any item of Equipment (a "Permitted Alteration"), or remove any part that becomes worn out, broken or obsolete, if Lessee continues to be in compliance with Section 7.1 and such action, when completed, will be of such character as not to materially adversely affect (i) the current fair market value of the Hotel or item of Equipment, (ii) the originally anticipated use or function thereof, as applicable, and (iii) the originally anticipated residual value of the Hotel or item of Equipment. In addition, the Permitted Alteration shall not cause the Hotel or item of Equipment to become suitable for use only by Lessee.

                (c) All Alterations shall be completed in a commercially
             reasonable manner and shall not, when completed, violate the terms of any restriction, easement, condition, covenant or other matter affecting the Land or the Leased Property.

                (d) Neither Lessor nor Agent need inquire into or confirm that
             Alterations were made in conformity with these requirements.

             SECTION 7.3. Replacement and Substitution. Lessee may replace an item of Equipment subject to this Lease with a replacement item of equipment that meets the suitability standards set forth in Section 9.1(d). Lessee may request the replacement of an item of Equipment by delivery of a replacement notice to Lessor at least 20 days prior to the date of the proposed substitution. Upon a permitted substitution of equipment pursuant to this
Section 7.3 and subject to receipt of approval from the Gaming Authorities with respect to the Gaming Equipment, as required by Applicable Law, Lessor shall execute and deliver to Lessee an assignment of purchase orders and a bill of sale (without representations or warranties, except that the substituted item is free and clear of all Lessor Liens) and such other documents as may be required to release the substituted item from the terms of this Lease, all at Lessee's expense. Leased items of Equipment that have been substituted or replaced pursuant to this Section 7.3 shall become the property of Lessee, and title thereto shall automatically vest in Lessee upon such permitted substitution or replacement.

             SECTION 7.4. Removal. No Required Alteration may be removed or severed from the Hotel or item of Equipment to which it is attached (unless no longer required by Applicable Law so long as clauses (i) and (ii) below are satisfied). A Permitted Alteration (or component thereof) may be removed by Lessee at its expense if (i) it is readily removable without causing material damage to the Hotel or item of Equipment to which it is attached, (ii) the removal does not violate Applicable Law and (iii) no Default or Event of Default is continuing.

             SECTION 7.5. Maintenance and Repair Reports. Lessee shall keep maintenance and repair reports in sufficient detail, and as customary for owners or operators of hotels or casinos, to indicate the nature and date of major work done. Such reports shall be kept on file by Lessee at its offices during the Lease Term, and shall be made available to Lessor upon reasonable request. Lessee shall give notice to Lessor and Agent of any Condemnation or Casualty the cost to repair which is reasonably expected by Lessee to exceed $500,000, promptly after Lessee has knowledge thereof.


                                       ARTICLE VIII

                                   USE; UTILITY CHARGES

             SECTION 8.1. Use. Without limiting Lessee's obligations under
Section 5.11 of the Participation Agreement or Construction Agent's obligations under Sections 3.6 or 3.7(a) of the Construction Agency Agreement, Lessee shall use and operate the Leased Property in compliance with any and all Applicable Laws. Lessee shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by Applicable Law or any Governmental Authority in connection with the ownership, delivery, installation, use and operation of the Leased Property. The Leased Property will at all times be and remain in the possession and control of Lessee, subject, however, to Articles IV and X. The Hotel shall be located on the Hotel Site, and the Equipment shall in no event be located outside of (i) the Resort or the Land without prior written notice to Lessor, (ii) the State of Mississippi without prior written notice to Lessor and the taking (before such relocation) of all actions necessary to maintain the perfection of the security interest of Lessor and Agent therein, and (iii) the continental United States.

             SECTION 8.2. Utility Charges. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Leased Property during the Lease Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses reasonably incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee.


                                        ARTICLE IX

                             CASUALTY; REPLACEMENT; INSURANCE

             SECTION 9.1.  Casualty.

                (a) If at any time before the Completion Date the Hotel suffers a Casualty, Lessee and Lessor agree that the provisions of the Construction Agency Agreement shall apply.

                (b) If the Hotel suffers a Casualty on or after the Completion
             Date, Lessee shall (i) give prompt written notice of such occurrence and the date thereof to Lessor and (ii) purchase the Hotel on the next Payment Date at least 60 days after such Casualty (but in no event later than the Lease Termination Date) for the related Lease Supplement Balance. All Casualty Recoveries held by Lessor shall be applied on the next following Payment Date in reduction of Lessee's obligations to Lessor. Lessor shall remit to Lessee any such Casualty Recoveries which it has received and which remain after reducing the Lease Balance to zero.

                (c) If a Casualty occurs with respect to an item or items of
             Equipment, Lessee shall (i) give prompt written notice of such occurrence and the date thereof to Lessor and (ii) either (A) replace such item or items of Equipment with respect to which the Casualty has occurred pursuant to the following provisions of
             Section 9.1(d) or (B) purchase such item or items of Equipment from Lessor, no later than the next Payment Date occurring at least 60 days after such Casualty (but in no event later than the Lease Termination Date), at a purchase price equal to the Casualty Item Amount. The Lease Supplement Balance of the Lease Supplement to which the item or items of Equipment were subject shall be reduced, upon payment by Lessee, by an amount equal to the Casualty Item Amount.

                (d) If any item of Equipment is to be replaced, no later than the earlier of (i) 60 days after the occurrence of a Casualty or
             (ii) the Lease Termination Date, Lessee will substitute equipment meeting the suitability standards set forth in this Section 9.1(d) for the item of Equipment suffering the Casualty. To be suitable as a replacement, such replacement item of equipment must be of the same general type, year of construction (or a later year of construction), function, utility, state of repair and operating condition as the item of Equipment suffering the Casualty, must have a fair market value of not less than the fair market value (immediately preceding the Casualty assuming that such item of Equipment had been maintained in accordance with Article VII) of the item of Equipment suffering the Casualty, and be free and clear of any Liens other than Permitted Liens. Lessee shall cause a Bill of Sale and a Certificate of Acceptance to be executed and delivered to Lessor in order to subject such replacement item of Equipment to this Lease, and upon such execution and delivery and the receipt by Lessor, Agent and the Lenders of (i) a certificate of insurance in accordance with Section 9.4 evidencing Lessee's compliance with the insurance provisions of Section 9.3 with respect to such replacement item of Equipment, and (ii) an opinion of counsel to Lessor in form and substance reasonably satisfactory to the Agent and the Lenders to the effect that properly prepared financing statements have been filed and recorded in all public offices where necessary to perfect the security interest of Lessor in the replacement item of Equipment, that the description of the replacement item of Equipment is adequate and that no other filing or recording or giving of notice with or to any other Governmental Authority is necessary to perfect Lessor's security interest in such replacement item of Equipment. Such replacement item of Equipment shall be deemed an item of Equipment for all purposes hereof.

                (e) If no Event of Default exists and Lessee elects to replace any item of Equipment suffering a Casualty, Lessee shall be entitled to receive from Lessor the Casualty Recoveries with respect thereto, to be used to reimburse Lessee for the cost of replacement of such item of Equipment after Lessee fully applies the Casualty Recoveries properly received by it in replacement of such item of Equipment pursuant to Section 9.1(f). Lessor, subject to the rights of any insurer insuring such item of Equipment as provided herein, shall execute and deliver to Lessee, or to its assignee or nominee, a quitclaim bill of sale (without representations or warranties except that such item of Equipment is free and clear of Lessor Liens) for such item of Equipment, and such other documents as may be required to release such item of Equipment from the terms of this Lease, in such form as may reasonably be requested by Lessee. All fees, costs and expenses relating to a substitution as described herein shall be borne by Lessee.

                (f) All Casualty Recoveries in excess of $2,000,000 in respect of a Casualty to the Hotel or any item of Equipment shall be paid directly to Lessor for deposit into the Account, or if paid to Lessee, such excess funds shall be immediately paid by Lessee to Lessor for deposit into the Account; provided, however, that all such excess funds received by Lessor in respect of a Casualty to the Hotel or any item of Equipment occurring before the Construction Completion Date shall be applied by Lessor in accordance with the Construction Agency Agreement. Subject to the proviso of the preceding sentence, if an Event of Default exists, Lessor may retain all Casualty Recoveries as cash collateral or, if no Event of Default exists, Lessee shall be entitled to apply all Casualty Recoveries in accordance with Section 9.1(b) or (e), as applicable, and any balance remaining after compliance with Section 9.1(b) or (e), as the case may be, shall be retained by or returned to Lessee. Lessee shall not be entitled to any Casualty Recoveries in excess of $2,000,000 until it applies all amounts received in relation to such Casualty Recovery equal to such amount in repair or replacement of the affected item of Equipment or Hotel.

             SECTION 9.2.  Non-Casualty Losses.

                (a) If at any time before the Construction Completion Date an item of Equipment or the Hotel suffers any condemnation, loss, physical harm or damage not constituting a Casualty (a "Non-Casualty Loss"), Lessee and Lessor agree that the provisions of the Construction Agency Agreement shall apply.

                (b) If any item of Equipment or the Hotel suffers any
             Non-Casualty Loss, Lessee shall repair or replace such item of Equipment or the Hotel.

                (c) All Non-Casualty Recoveries in excess of $2,000,000 in respect of any Non-Casualty Loss to an item of Equipment or the Hotel (including any component thereof) shall be paid directly to Lessor for deposit into the Account, or if paid to Lessee, such excess funds shall be immediately paid by Lessee to Lessor for deposit into the Account; provided, however, that all such excess funds received by Lessor in respect of a Non-Casualty Loss to an item of Equipment or the Hotel occurring before the Construction Completion Date shall be applied by Lessor in accordance with the Construction Agency Agreement. Subject to the proviso of the preceding sentence, if an Event of Default exists, Lessor may retain all Non-Casualty Recoveries as cash collateral or, if no Event of Default exists, Lessee shall be entitled to apply all Non-Casualty Recoveries in accordance with Lessee's obligations under Section 9.2(b), and any balance remaining after compliance with Section 9.2(b) shall be retained by Lessee (without diminishing Lessee's other obligations hereunder). Lessee shall not be entitled to any Non-Casualty Recoveries in excess of $2,000,000 until it applies all amounts received in relation to such Casualty Recovery of less than or equal to such amount in repair or replacement of the affected item of Equipment.

             SECTION 9.3. Required Coverages. Lessee will keep the Hotel and the Equipment insured by financially sound and reputable insurers against loss or damage of the kinds and in the amounts customarily insured against by similar corporations engaged in similar operations and carry such other insurance as is usually carried by such corporations, provided that in any event Lessee will maintain:

                (a) Comprehensive General Liability Insurance. Combined single limit insurance against claims for bodily injury, death or third-party property damage occurring on, in or about the Hotel and the Equipment in an amount at least equal to $25,000,000 per occurrence with such deductibles as are carried by similarly situated companies involved in operating similar facilities and equipment.

                (b) Insurance Against "All Risk" of Loss or Damage. Insurance
             against "all risk" of loss or damage covering the Hotel and the Equipment or any portion thereof included in the special causes of loss form, including flood and earthquake coverage if available at commercially reasonable rates, in an amount and with such deductibles as are carried by companies similar to Lessee owning or leasing equipment similar to the Hotel and the Equipment; provided, however, that at no time shall the amount of such coverage be less than one hundred and ten percent of the Lease Balance.

                (c) Builder's Risk Insurance. During the construction,
             procurement and installation of the Hotel, all-risk builders' insurance in respect of the Hotel.

                (d) Other Insurance. Such other insurance including workers compensation and business interruption insurance, in each case as generally carried by owners of similar facilities and equipment in the State of Mississippi, in such amounts and against such risks as are then customary for equipment and property similar in use.

Such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. In the case of liability insurance maintained by Lessee, each policy shall name Trustee, Agent, Lessor and all Lenders, as additional insureds. In the case of property insurance maintained by Lessee, each policy shall name the Trustee and Agent as mortgagee and as additional loss payee. Each policy referred to in this Section
9.3 (other than workers compensation insurance) shall provide that: (i) it will not be cancelled or its limits reduced, or allowed to lapse without renewal, except after not less than 30 days' prior written notice to each additional insured; (ii) such insurance is primary with respect to any other insurance carried by or available to Trustee, Agent, Lessor and all Lenders; (iii) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against the Agent or Lessor; and
(iv) such policy shall contain a severability of interest clause providing for coverage of Trustee, Agent, Lessor and each Lender as if separate policies had been issued to each of them. Lessee will notify Trustee and Agent promptly of any policy cancellation, reduction in policy limits, modification or amendment.

             SECTION 9.4. Delivery of Insurance Certificates. On or before the Closing Date and thereafter not less than 30 days prior to the expiration date of the expiring policies which are required to be maintained pursuant to Section
9.3 and upon written request of Lessor after a Lease Event of Default, Lessee shall deliver to Trustee and Agent certificates of insurance satisfactory to Agent evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage.


                                         ARTICLE X

                                  LEASE EVENTS OF DEFAULT

             SECTION 10.1. Lease Events of Default. The occurrence of any one or more of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute a "Lease Event of Default":

                (a) Any payment of Rent or any other payment payable by Lessee hereunder or under any other Operative Document shall not be paid when due and such failure shall continue unremedied for a period of 3 Business Days;

                (b) Any representation or warranty on the part of Lessee or any
             Guarantor contained in any Operative Document or in any certificate, letter or other writing or instrument furnished or delivered to Lessor, Agent or any Lender or pursuant thereto, shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

                (c) Parent shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Sections 5.2 or 5.16 of the Participation Agreement or the Guaranty;

                (d) Lessee shall default in any material respect in the
             performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 9.3;

                (e) Lessee or Parent shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on their part to be performed or observed hereunder or under any Operative Document (and not constituting an Event of Default under any other clause of this Section 10.1), and such default shall continue unremedied for a period of 30 days after: (i) written notice thereof by Lessor, Agent or any Lender to Lessee or any Guarantor; or (ii) Lessee or Parent has knowledge thereof;

                (f) (i) Lessee, any Guarantor or any Subsidiary that is a
             sublessee, assignee or transferee of any Leased Property shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; or (ii) corporate action shall be taken by Lessee, any Guarantor or any Subsidiary that is a sublessee, assignee or transferee of any Leased Property for the purpose of effectuating any of the foregoing;

                (g) Involuntary proceedings or an involuntary petition shall be commenced or filed against Lessee, any Guarantor or any Subsidiary that is a sublessee, assignee or transferee of the Leased Property under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of Lessee, any Guarantor or any Subsidiary that is a sublessee, assignee or transferee of any Leased Property or the appointment of a receiver, trustee, custodian or liquidator for Lessee, any Guarantor or any Subsidiary that is a sublease, assignee or transferee of any Leased Property or of a substantial part of the property, assets or business of Lessee, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Lessee, any Guarantor or any Subsidiary that is a sublease, assignee or transferee of any Leased Property, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be;

                (h) A Plan shall fail to maintain the minimum funding standard required by Section 412(d) of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Plan is or shall have been terminated or the subject of termination proceedings under ERISA, or the Lessee or an ERISA Affiliate has incurred a liability to or on account of a Plan under
             Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events a Material Adverse Effect;

                (i) Any Operative Document or any Lien granted under any
             Operative Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee, or any Guarantor, as the case may be; or Lessee, any Guarantor, or any Affiliate of any of them shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or the Liens securing Lessee's or Trustee's obligations under the Operative Documents shall, in whole or in part, cease to be a perfected first priority Lien, subject only to Permitted Liens;

                (j) Any default (subject to any applicable grace period) occurs under any other agreement for borrowing money or receiving credit, in each case individually or in the aggregate equal to or greater than $10,000,000, under which Parent, Lessee or any Guarantor may be obligated as borrower or guarantor;

                (k) A final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Parent, Lessee or any Guarantor and such judgment or judgments (to the extent not covered by insurance provided by a recognized insurance carrier) remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days, provided that the aggregate of all such judgments exceeds $10,000,000;

                (l) There has occurred any revocation, suspension or loss of any
             Gaming Permit of Lessee or Parent (after the same shall have been obtained) which results in the cessation of business at the Casino or any other gaming location of Lessee for a period of more than 5 consecutive days;

                (m) Any Event of Default under and as defined in the Indenture
             (or under any documentation evidencing a refinancing or replacement of the indebtedness created thereunder) has occurred and is continuing;

                (n) Any Construction Agency Event of Default has occurred and is continuing;

                (o) There shall have occurred a Change of Control;

                (p) The Casino shall not have commenced gaming operations by
             July 31, 1996;

                (q) Parent has materially breached its obligations under the
             Standby Equity Commitment Agreement; or

                (r) Any "Event of Default" under and as defined in the Levee
             Board Lease.

             SECTION 10.2. Remedies. If any Lease Event of Default exists and is continuing, Lessor shall have the rights, options and remedies of a beneficiary of a deed of trust and secured party at law or in equity and, without limiting the foregoing, Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Lease Event of Default:

                (a) Lessor may, by notice to Lessee, rescind or terminate this
             Lease as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of the Leased Property (or any portion thereof) by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Lease Event of Default and (iii) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by Lessor;

                (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Hotel promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Hotel, and to the extent and in the manner permitted by Applicable Law, enter upon the Hotel and take immediate possession of (to the exclusion of Lessee) the Hotel or any part thereof and expel or remove Lessee and any other Person who may be occupying the Hotel, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for all costs and expenses incurred by Lessor, Agent or the Lenders in connection with any reletting, including reasonable brokers' fees and all costs of any alterations or repairs made by Lessor;

                (c) Lessor may demand that Lessee marshall and return the
             Equipment to a location chosen by Lessor in the State of Mississippi and Lessee shall upon written demand of Lessor, promptly undertake to marshall and return the Equipment no later than 30 days from the date of the written demand, or in the alternative, Lessor may, upon notice to Lessee, enter upon the Casino Barges for the purpose of taking possession and removing the Equipment from the Casino Barges, and Lessor shall not be liable for any cost and expenses, or direct or consequential damages incurred by Lessee in connection therewith; it being understood that Lessor's removal of the Equipment may cause the suspension of operations at the Casino during the period of removal and thereafter;

                (d) (i) Lessor may demand, by written notice to Lessee
             specifying a Payment Date (the "Final Rent Payment Date") not earlier than ten days after the date of such notice, that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the Final Rent Payment Date (in lieu of Periodic Rent due after the Final Rent Payment Date), an amount equal to the sum of (A) the Lease Balance computed as of the Final Rent Payment Date, plus (B) all accrued and unpaid Rent due and payable to and including the Final Rent Payment Date, and upon payment of such amount, and the amount of all other sums due and payable by Lessee under this Lease and the other Operative Documents (and interest at the Overdue Rate on the amounts payable under this clause (A) from the Final Rent Payment Date to the date of actual payment), Lessor shall comply with the transfer provisions of Section 5.2 or Lessor may sell all or any part of the Leased Property at public or private sale free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) below if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Periodic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) Lessee shall pay to Lessor, on the date of such sale (in lieu of Periodic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the Lease Balance calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date), over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by Lessor, Agent and the Lenders incident to such conveyance, including repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair costs); plus (B) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

                (e) Lessor may, at its option, elect not to terminate this Lease and continue to collect all Periodic Rent, Supplemental Rent, and all other amounts due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of the Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make the necessary repairs in order to relet the Leased Property, and relet the Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder and the other Operative Documents in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion. If such rentals received from such reletting during any period are less than the Rent with respect to the Leased Property to be paid during that period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the next Payment Date, it being understood that upon payment in full of the Lease Balance and all other amounts due and payable under the Operative Documents, Lessor will transfer possession of the Leased Property to Lessee in accordance with Section 5.2, but subject to any existing leases entered into pursuant to this paragraph (e);

                (f) Unless the Leased Property has been sold in its entirety,
             Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph
             (b), (c) or (d) of this Section 10.2 with respect to the Leased Property or portions thereof, demand, by written notice to Lessee specifying a date (a "Termination Date") not earlier than 10 days after the date of such notice, that Lessee purchase, on such Termination Date, the Leased Property (or the remaining portion thereof) in accordance with the provisions of Section 5.1(a);

                (g) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action, either at law or in equity, to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term;

                (h) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease;

                (i) If a Lease Event of Default shall have occurred and be continuing, Lessor, as a matter of right and without notice to Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Leased Property, and Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Leased Property unless such receivership is sooner terminated;

                (j) To the maximum extent permitted by law, Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Leased Property or any interest therein;

                (k) Lessor shall be entitled to enforce payment of the
             indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect Lessor's right to realize upon or enforce any other security now or hereafter held by Lessor, it being agreed that Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by Lessor in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor. In no event shall Lessor, in the exercise of the remedies provided in this instrument (including in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver on to all or any part of the Property), be deemed a "mortgagee in possession," and Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies; or

                (l) An action of deed of trust foreclosure as now provided by
             Section 89-1-55 of the Mississippi Code of 1972, as amended or other appropriate proceedings now or hereafter prescribed by law, may forthwith be commenced and prosecuted to judgment, execution and sale, for the collection of the whole amount of such Lease Balance, together with all fees, costs and expenses of such proceedings, including reasonable attorney's fees and expenses. And all errors in such proceedings, together with any stays of or exemptions from execution, or extensions of time of payment, which may be given by any Applicable Laws now in force, or which may be enacted hereafter, are hereby forever waived and released.

Amounts received by Lessor from the Account will be applied against Lessee's liabilities hereunder. If, pursuant to the exercise by Lessor of its remedies pursuant to this Section 10.2, the Lease Balance and all other amounts due and owing from Lessee under this Lease and the other Operative Documents have been paid in full, then Lessor shall remit to Lessee any excess amounts received by Lessor.

             SECTION 10.3. Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 10.2, Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article X.

             SECTION 10.4. Power of Attorney. Lessee unconditionally and irrevocably appoints Lessor as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Applicable Laws, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery hereunder, if a Lease Event of Default occurs, whether pursuant to foreclosure or power of sale or otherwise, and in connection therewith to execute and deliver all such deeds, bills of sale, assignments, releases (including releases of this Lease on the records of any Governmental Authority) and other proper instruments as Lessor may reasonably consider necessary or appropriate. Lessee ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Lessor or any purchaser, Lessee shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Lessor or such purchaser, all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

             SECTION 10.5. Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. To the extent permitted by Applicable Laws, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Hotel Site, the Hotel or Equipment in mitigation of Lessor's damages upon the occurrence of a Lease Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article X.


                                        ARTICLE XI

                                  LESSOR'S RIGHT TO CURE

             SECTION 11.1. Lessor's Right to Cure Lessee's Lease Defaults. Lessor, upon two (2) Business Days prior notice (except that in any circumstance in which there is a risk of imminent harm to any Person or property or any possibility of criminal liability to any Lender, no notice shall be required), without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Default or Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by Article IX, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Leased Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel including allocated time charges of internal counsel) together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.


                                        ARTICLE XII

                    WARRANT OF TITLE; EASEMENTS; ADDITIONAL FINANCINGS

             SECTION 12.1. Warrant of Title. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER LESSOR, AGENT, BANK NOR ANY LENDER IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE LEASED PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR OR ANY LENDER IN AND TO THE LEASED PROPERTY.

             SECTION 12.2. Grants and Releases of Easements; Lessor's Waivers. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Articles VII, IX and X Lessor hereby consents in each instance to the following actions by Lessee, in the name and stead of Lessor, but at Lessee's sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of the Leased Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (c) if required by applicable Governmental Authority in connection with the construction, the dedication or transfer of unimproved portions of the Leased Property for road, highway or other public purposes; and
(d) the execution of amendments to any covenants and restrictions affecting the Leased Property; provided, however, that in each case (i) such grant, release, dedication, transfer or amendment does not impair the value, utility or remaining useful life of the Leased Property, (ii) such grant, release, dedication, transfer, annexation or amendment is reasonably necessary in connection with the use, maintenance, alteration or improvement of the Leased Property, (iii) such grant, release, dedication, transfer, annexation or amendment will not cause the Leased Property or any portion thereof to fail to comply in any respect with the provisions of this Lease or any other Operative Documents and all Requirements of Law (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements);
(iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and all filings required prior to such action have been made; (v) such grant, release, dedication, transfer, annexation or amendment will not result in any down-zoning of the Leased Property or any portion thereof or a material reduction in the maximum density or development rights available to the Property under all Requirements of Law; (vi) Lessee shall remain obligated under this Lease and under any instrument executed by Lessee consenting to the assignment of Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication, transfer, annexation or amendment had not been effected and (vii) Lessee shall pay and perform any obligations of Lessor under such grant, release, dedication, transfer, annexation or amendment.

             SECTION 12.3. Additional Financings. Without limiting the obligations of the Lessee set forth in Article VII, Lessor acknowledges Lessee's right to acquire, finance and secure under the UCC and other Applicable Laws, inventory, furnishings, furniture, equipment, machinery, leasehold, and improvements located at the Hotel, the Casino Barges, the Levee Land and the Hotel Site.


                                       ARTICLE XIII

                                        ASSIGNMENTS

             All or any of the right, title or interest and obligations of Lessor in and to this Lease and the rights, benefits, advantages and obligations of Lessor hereunder, including the rights to receive payment of rental or any other payment hereunder, and the rights, titles and interests in and to the Hotel Site, the Hotel and the Equipment, may be assigned or transferred by Lessor only in accordance with the provisions set forth in the Trust Agreement.


                                        ARTICLE XIV

                                       GRANT OF LIEN

             SECTION 14.1. Grant of Lien. Title to the Hotel Site, the Hotel and the Equipment is held by Lessor as collateral security for the obligations of Lessee hereunder and under the Operative Documents to which it is a party until such time as Lessee has fulfilled all of its obligations hereunder and under such Operative Documents. Lessee hereby assigns, grants and pledges to Lessor and the Lenders a security interest and Lien in (a) the Hotel Site, (b) the Hotel, (c) the Equipment, (d) all of Lessee's right, title and interest, whether now or hereafter existing or acquired, in to and under each of the items, accounts, agreements listed in Section 2.1 of the Security Agreement, and (e) the proceeds thereof (collectively, the "Lessee Collateral"), to secure the payment of all sums due hereunder and under the Operative Documents to which it is a party and the performance of all obligations hereunder and the other Operative Documents to which it is a party.

             As additional security for the Rent, the Lease Balance and all other sums owed to Lessor by Lessee hereunder and under the other Operative Documents to which it is a party, Lessee does hereby grant, bargain, sell, transfer and convey unto Watson Butts, trustee (together with his successors and assigns, the "Local Trustee"), whose address is Gulfport, Harrison County, Mississippi, his successors in trust and assigns all of the Lessee's right, title and interest in and to the Hotel Site, the Hotel and Equipment, including, without limitation, all buildings, structures and other improvements to the extent any of the foregoing constitute interests in real property, and all fixtures and other property now or hereafter attached to or affixed to any such buildings, structures or other improvements to the extent any of the foregoing constitute interests in real property, and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Hotel Site to the extent any of the foregoing constitute interests in real property, all rents, additional rents, issues, income, revenues, distributions, royalties and profits now or in the future payable in respect of the Hotel and Equipment, together with all of the right, power and authority of Lessee to alter, modify or change the terms, conditions and provisions of this Lease, and any other real property lease pertaining to the Hotel Site or the Hotel, to consent to any request made by a tenant or landlord pursuant thereto, or to surrender, cancel or terminate the same or to accept any surrender, cancellation or termination of the same, together with all of the options, rights, powers and privileges of the Lessee under any real property lease pertaining to the Hotel Site or the Hotel, whether heretofore or hereafter existing, including, without limitation, and all present and future right, title and interest of the Lessee in and to (i) all refunds, tax abatement agreements, rebates, reserves, deferred payments, deposits, cost savings, awards and payments of any kind due from or payable by (a) any Governmental Authority, or (b) any insurance or utility company, in each case under clause (a) or (b) above in respect of the Leased Property, and (ii) all refunds, rebates and payments of any kind due from or payable by any Governmental Authority for any taxes, assessments, or governmental or quasi-governmental charges or levies imposed upon the Lessee in respect of the Hotel Site, the Hotel Site, the Hotel and Equipment, all proceeds (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitation the proceeds of insurance and condemnation awards in respect of the Hotel Site, the Hotel and Equipment or any portion thereof, all additional estates, rights and interests hereafter acquired by the Lessee in the Hotel Site, the Hotel or item of Equipment, or any portion thereof to the extent any of the foregoing constitutes an interest in real property, including, without limitation, a fee simple interest in the Hotel Site, the Hotel or item of Equipment, or any portion thereof, and the Lessee further grants to the Lessor, pursuant to the UCC, a security interest in all of the foregoing to the extent any of the foregoing is personal property together with all proceeds of the conversion, whether voluntary or involuntary, of any of the Hotel or Equipment into cash or other liquid claims, including without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive the same, which may be made as a result of any Casualty, any exercise of the right of eminent domain or deed in lieu thereof, any injury to the Hotel Site, the Hotel or Equipment and any defect in title in the Hotel Site, the Hotel or Equipment or other matter insured under any policy of title insurance, together with attorney's fees, costs and disbursements incurred by the Lessor or any Lender (including allocated time charges of internal counsel) in connection with the collection of such awards, payments and proceeds.

             To have and to hold the same whether now owned or held or hereafter acquired unto Local Trustee, his successor-in-trust forever, in trust, however, to secure to the Lessor the payment of the Rent, the Lease Balance and all other sums owing to Lessor under this Lease and under the other Operative Documents and the performance and observation of the terms, covenants, warranties, conditions, agreements and obligations under this Lease and under the other Operative Documents. If the Lessee shall pay all sums due hereunder when due according to the terms hereof and shall otherwise fully and properly perform and comply with all of the Obligations, then this conveyance shall be come null and void. If a Lease Event of Default has occurred and is continuing and at the request of the Lessor, the Local Trustee or his successor is hereby authorized and empowered, upon giving notice of the sale or sales by advertisement for three consecutive weeks preceding the sale in a newspaper published in the county where the Hotel Site is located and posting one notice at the courthouse of said county for such time, describing the time, place and terms of sale, and such other additional advertising, if any, as Local Trustee, in his sole discretion, shall deem advisable, to sell the Hotel and Equipment at public outcry at the courthouse door in said county to the highest bidder for cash, in bar of all rights and equities of redemption, homestead, spouse's elective share and all other rights or exemptions of every kind, including, without limitation, the statutory right of redemption, all of which are hereby expressly waived. Local Trustee may sell the Hotel and Equipment as a whole or in such parcels or parts as he in his judgment may deem advisable. Lessor may bid at any sale and may purchase the Hotel and Equipment, or any part thereof, if it is the highest bidder therefor. Lessor shall be entitled to apply all or any part of the indebtedness secured hereby as a credit to the purchase price. Upon such sale, Local Trustee, or his successors-in-trust, is authorized to execute and deliver a deed or deeds to the Hotel and Equipment to the purchaser and place the purchaser in quiet and peaceful possession thereof. Lessee agrees that in the event Local Trustee has not entered and taken possession of the Hotel and Equipment prior to the sale, that the purchaser shall be entitled to immediate possession thereof upon the delivery to him by Local Trustee of the deed for the Hotel and Equipment. In the event of the sale of the Hotel and Equipment under and by virtue of this provision, Lessee and all persons holding under it, shall be and become tenants at will of the purchaser of the same, from and after the execution and delivery of a deed to such purchaser.

             Either prior to or at the time of the sale if Local Trustee shall deem it proper for any reason to postpone or continue said sale, he may do so from time to time, in which event notice of the date to which the sale is continued may be published before such sale is held or the sale may be adjourned from time to time by Local Trustee or his agent or successor and reset at a later date without additional publication; provided, that an announcement to that effect is made at the scheduled place of sale at the time and on the date the sale was originally set. One or more exercises of the powers herein granted shall not extinguish nor exhaust such powers until the Hotel and all Equipment is sold or until the entire indebtedness secured hereby is paid in full. Local Trustee may require the successful bidder at any sale to deposit immediately with Local Trustee cash or a certified check in the amount not to exceed five percent (5) of his bid, provided notice of such requirement is contained in the advertisement of the sale. Out of the proceeds of such sale, Local Trustee shall first pay all expenses in connection with the execution of this Trust, including reasonable attorneys' fees and auctioneers' fees and the remainder of the proceeds shall be paid to and applied as to provided in the Loan Agreement.

             If Lessor, in its sole and absolute discretion, shall desire for any reason whatsoever to have a substitute trustee appointed, then Lessor is hereby authorized and empowered to appoint, at any time and from time to time, by an instrument duly executed and acknowledged and filed for recordation wherever this instrument is recorded, a substitute trustee, in the place and stead of the Local Trustee initially named herein or subsequently appointed by Lessor, which substitute trustee shall have the rights, powers and authority and be charged with all the duties and responsibilities that are conferred or charged upon Local Trustee initially named herein.

             The necessity of Local Trustee or any successor trustee making oath, filing inventory or giving bond for the security of this trust, as may be required by the laws of Mississippi, is hereby expressly waived.


             SECTION 14.2. Retention of Title or Proceeds in the Case of Default. If Lessee would be entitled to any amount (including any Casualty Recoveries or Non-Casualty Recoveries) or title to the Hotel or any item of Equipment hereunder but for the existence of any Event of Default or event which with the giving of notice and/or passage of time could become an Event of Default, Lessor shall hold such amount or portion of the Hotel or item of Equipment as part of the Lessee Collateral and shall be entitled to apply such amounts against any amounts due hereunder; provided that Lessor shall distribute such amount or transfer the Hotel or Equipment in accordance with the other terms of this Lease if and when no Event of Default or event which with the giving of notice and/or passage of time could become an Event of Default exists.


                                        ARTICLE XV

                                       MISCELLANEOUS


             SECTION 15.1. Applicable Law. THIS LEASE HAS BEEN DELIVERED IN NEW YORK AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAWS AND CONFLICTS RULES OF SUCH STATE, EXCEPT AS TO MATTERS RELATING TO PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST AND LIENS CREATED HEREUNDER OR REMEDIES PROVIDED WITH RESPECT TO THE HOTEL SITE AND THE LEASED PROPERTY, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED AND TO THE EXTENT THAT THE EXERCISE OF CERTAIN RIGHTS OR REMEDIES HEREUNDER OR UNDER THE OTHER OPERATIVE DOCUMENTS MAY REQUIRE COMPLIANCE WITH GAMING LAWS.

             SECTION 15.2. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be delivered and shall be deemed to have been given in accordance with Section 9.3 of the Participation Agreement.

             SECTION 15.3. Counterparts. This Lease has been executed in several counterparts. One counterpart has been prominently marked "Lessor's Copy" and the other counterparts have been prominently marked "Lessee's Copy" or "Copy." Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee or shall be deemed to be an original or to be chattel paper for purposes of the UCC, and such copy shall be held by Lessor.

             SECTION 15.4. Severability. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under Applicable Law; but if any provision of this Lease shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

             SECTION 15.5. Successors and Assigns. This Lease shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             SECTION 15.6. Parties in Interest. Except as expressly provided herein, none of the provisions of this Lease is intended for the benefit of any Person except the parties hereto, their successors and permitted assigns; provided that each of Lessor and Lessee agrees that the Lenders shall benefit from all of the provisions of this Lease applicable to them.

             SECTION 15.7. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Lease is executed and delivered by Bank, not individually or personally but solely as Trustee of the Trust, as Lessor, in the exercise of the power and authority conferred and vested in it under the Trust Agreement; (b) each of the representations, undertakings and agreements herein made on the part of Lessor is made and intended not as personal representations, undertakings and agreements by Bank but is made and intended for the purpose of binding only Trustee in its trust capacity and as Lessor; (c) nothing herein contained shall be construed as creating any liability on Bank, individually or personally to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any other Person claiming by, through or under this Lease; and (d) under no circumstances shall Bank be personally liable for the payment of any indebtedness or expenses of Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Lessor under this Lease or any of the other Operative Documents; provided that Bank shall be liable in its individual capacity for its own willful misconduct or gross negligence (or negligence in the handling of funds) or for any Taxes based in or measured by any fees, commission or compensation received by it for acting as Trustee.

             SECTION 15.8. Captions; Table of Contents. Section captions and the table of contents used in this Lease (including the Schedules, Exhibits and Annexes hereto) are for convenience of reference only and shall not affect the construction of this Lease.

             SECTION 15.9. Schedules and Exhibits. The Schedules and Exhibits hereto, along with all attachments referenced in any of such items, are incorporated herein by reference and made a part hereof.

             SECTION 15.10. No Merger. If the fee simple interest in the Leased Property and the leasehold interest therein shall be held by the same party, the interest in the Leased Property granted to Trustee pursuant to the Ground Lease and the interest of Lessee in the Lease shall not terminate or be merged and the Ground Lease and the Lease shall remain in full force and effect.



                                [Signature page to follow]


         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.



                                   HANCOCK BANK,
                                   not in its individual capacity, except as expressly stated herein, but solely as Trustee, as Lessor

                                   By: /s/ C.H. Gibbons
                                   Name Printed:  C.H. Gibbons
                                   Title: Vice President & Trust Officer

                                   Address:
                                   2510 14th Street
                                   Gulfport, MS 39501

                                   Telephone No.: (601) 868-4400

                                   Telecopier No.:(601) 868-4333



                                   BL DEVELOPMENT CORP.,
                                   as Lessee


                                   By: /s/ Timothy J. Cope
                                   Name Printed: Timothy J. Cope
                                   Title: Chief Financial Officer

                                   Address:
                                   13705 First Avenue North
                                   Plymouth, MN  55441-5451

                                   Telephone No.: (612) 449-7030

                                   Telecopier No.:(612) 449-7022


CORPORATE ACKNOWLEDGMENT
(LESSOR-TRUSTEE)


STATE OF MISSISSIPPI)
                    ) ss:
COUNTY OF HARRISON  )

         Personally appeared before me, the undersigned authority in and for the said county and state, on this 13th day of May, 1996, within my jurisdiction, the within named C.H. Gibbons, duly identified before me, who acknowledged that __he is Vice President & Trust Officer of Hancock Bank, a state banking corporation, and that for and on behalf of said bank, and as its act and deed in the representative capacity herein stated, __he executed the above and foregoing instrument, after first having been duly authorized by said bank so to do.


                                   /s/ Haz Jeannette Lee
                                   NOTARY PUBLIC



My Commission Expires:

My Commission Expires Dec. 26, 1998
- -------------------------
(Affix official seal)



CORPORATE ACKNOWLEDGMENT
(LESSEE)


STATE OF MINNESOTA)
                  ) ss:
COUNTY OF HENNEPIN)

     Personally appeared before me, the undersigned authority in and for the said county and state, on this 16th day of May, 1996, within my jurisdiction, the within named Timothy J. Cope, duly identified before me, who acknowledged that he is Chief Financial Officer of BL Development Corp., a Minnesota corporation, and that for and on behalf of said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                  /s/ PATRICIA L. BUFFHAM
                                   ------------------------------
                                   NOTARY PUBLIC



My Commission Expires:


- -------------------------
(Affix official seal)



Prepared by and when                                           Lease Supplement
recorded mail to:
                                                                      Exhibit A
Mayer, Brown & Platt                                                   to Lease
1675 Broadway, Suite 1900
New York, New York  10019
Attn: Barry K. Gassman, Esq.
      (212) 506-2500

                                 FORM OF LEASE SUPPLEMENT



     THIS LEASE SUPPLEMENT, dated May 10, 1996 (this "Lease Supplement"), is between HANCOCK BANK, not in its individual capacity, except as expressly stated herein, but solely as Trustee under the Trust Agreement, as Lessor (the "Lessor"), and BL DEVELOPMENT CORP., a Minnesota corporation, as Lessee (the "Lessee");


                                   W I T N E S S E T H:

     WHEREAS, Lessee and Lessor have heretofore entered into that certain Lease dated as of May 10, 1996 filed for record in Book ___ at Page __ in the Office of the Chancery Clerk of Tunica County, Mississippi (as amended, supplemented, or otherwise modified from time to time, the "Lease"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Lease; and

     WHEREAS, the Lease provides for the execution and delivery of a Lease Supplement on the Closing Date substantially in the form hereof for the purpose of confirming the acceptance and lease of [a] certain [Hotel] [Equipment], specifying the Rent applicable to such [Hotel] [Equipment] and setting forth certain other matters, all as required pursuant to the Lease;

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:


==============================================================================
     ALL RIGHT, TITLE AND INTEREST OF LESSOR UNDER THIS LEASE AND THE PROPERTY RIGHTS SUBJECT HERETO HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A LIEN AND SECURITY INTEREST IN FAVOR OF BA LEASING & CAPITAL CORPORATION, AS AGENT ("AGENT"), UNDER THE SECURITY AGREEMENT, DATED AS OF MAY 10, 1996, AS AMENDED FROM TIME TO TIME, FOR THE BENEFIT OF THE AGENT AND THE LENDERS REFERRED TO IN SUCH SECURITY AGREEMENT. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL EXECUTED "LESSOR'S COPY", WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY AGENT ON OR FOLLOWING THE SIGNATURE PAGE THEREOF.

THIS COUNTERPART IS [NOT] THE ORIGINAL EXECUTED LESSOR'S COPY.

                                  INDEXING INSTRUCTIONS:

Part of the Northwest 1/4 and Southwest 1/4 of Section 5, Township 3 South, Range 10 West of Tunica County, Mississippi.


     1. [Hotel] [Equipment] Subject to Lease Supplement. [The portion of the Hotel that Lessor has had constructed for its use pursuant to the Construction Agency Agreement] [The Equipment] identified in the Certificate of Acceptance dated ______________], attached hereto as Exhibit A and incorporated herein, located on the [Hotel Site] [Land] shall become, upon satisfaction or waiver of the conditions set forth in Article III of the Participation Agreement, subject to the terms and conditions of this Lease Supplement and the Lease. The Lessee does hereby grant a Lien and security interest in the Hotel or the Equipment identified herein to secure the Obligations.

     [2. Interim and Base Periods. The Interim Period for the [Equipment] [Hotel] shall commence on the date of the initial Advance for Equipment and shall end [insert applicable date from definition of "Interim Period"] and the Base Period shall immediately follow and end on the [third] [fifth] anniversary of the Base Date.]

     3. Confirmation. Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement to pay Rent to Lessor for the [Hotel] [Equipment] leased hereunder. Nothing herein shall reduce Lessee's obligation to make all other payments required under the Lease, including those payments to be made on the last day of the Lease Term.

     4. Incorporation into Lease. This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease, as supplemented by this Lease Supplement, shall be and remain in full force and effect.

     5. References. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of this Lease Supplement may refer to the "Lease, dated as of May 10, 1996", or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

     6. Counterparts. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constitute an original but all together one and the same instrument.

     7. Governing Law. THIS LEASE SUPPLEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. PROVIDED THAT MATTERS RELATING TO PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST AND LIENS GRANTED HEREUNDER OR REMEDIES PROVIDED WITH RESPECT TO THE LAND AND THE LEASED PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED AND TO THE EXTENT THAT THE EXERCISE OF CERTAIN RIGHTS OR REMEDIES HEREUNDER OR UNDER THE OTHER OPERATIVE DOCUMENTS MAY REQUIRE COMPLIANCE WITH GAMING LAWS.


                                [Signature page to follow]

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed and delivered as of the day and year first above written with actual execution on the dates set forth in the respective acknowledgements below.



                         HANCOCK BANK, not in its individual capacity except as expressly stated herein, but solely as Trustee, as Lessor


                                   By___________________________
                                   Name:
                                   Title:

                                   Address:


                                   Telephone No.:

                                   Telecopier No.:



                                   BL DEVELOPMENT CORP., as Lessee


                                   By___________________________
                                   Name: Timothy J. Cope
                                   Title: Chief Financial Officer

                                   Address: 13705 First Avenue North
                                            Plymouth, MN  55441-5451

                                   Telephone No.: (612) 449-7030

                                   Telecopier No.:(612) 449-7022


CORPORATE ACKNOWLEDGMENT
(LESSOR-TRUSTEE)


STATE OF ________________)
                         ) ss:
COUNTY OF _______________)

          Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of ________, 19__, within my jurisdiction, the within named ________________________________, duly identified before me, who acknowledged that __he is __________________________________ of
_________________________, a state banking corporation, and that for and on behalf of said bank, and as its act and deed in the representative capacity herein stated, __he executed the above and foregoing instrument, after first having been duly authorized by said bank so to do.


                                   ------------------------------
                                   NOTARY PUBLIC



My Commission Expires:


- -------------------------
(Affix official seal)


CORPORATE ACKNOWLEDGMENT
(LESSEE)


STATE OF ________________)
                         ) ss:
COUNTY OF _______________)

     Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of ________, 19__, within my jurisdiction, the within named ___________________________, duly identified before me, who acknowledged that __he is _____________________________ of __________________________, a _____________________ corporation, and that for and on behalf of said corporation, and as its act and deed, __he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                   ------------------------------
                                   NOTARY PUBLIC



My Commission Expires:


- -------------------------
(Affix official seal)



                                                                      Exhibit B
                                                                       to Lease


                                 DESCRIPTION OF HOTEL SITE



                                     LEGAL DESCRIPTION


     All that tract or parcel of land lying and being in Section 5, Township 3 South, Range 10 West, Tunica County, Mississippi, as shown as containing 10.14 acres on that certain plat prepared by Rosser Lowe, a division of Rosser International, Inc. (William J. Daniel III, MS PLS No. 2031), entitled Boundary Survey of Hotel I Site, dated 19 April 1996, last revised May 6, 1996 and being more particularly described as follows:

     BEGINNING at a point at the intersection of the northerly line of a proposed private drive and the easterly right-of-way line of Village Center Road (variable width right-of-way);

     THENCE along a curve to the left having a radius of 1937.62 feet and an arc length of 221.26 feet, being subtended by a chord of North 14 degrees 46 minutes 54 seconds East for a distance of 221.14 feet, along said easterly right-of-way line, to a point;
     THENCE North 11 degrees 30 minutes 26 seconds East for a distance of 213.54 feet, continuing along said right-of-way line, to a point;
     THENCE along a curve to the right having a radius of 925.97 feet and an arc length of 518.60 feet, being subtended by a chord of South 60 degrees 42 minutes 33 seconds East for a distance of 511.85 feet, leaving said right-of-way line, to a point;
     THENCE South 44 degrees 39 minutes 53 seconds East for a distance of 203.07 feet, to a point;
     THENCE South 73 degrees 47 minutes 51 seconds East for a distance of 69.49 feet to a point;
     THENCE South 16 degrees 02 minutes 06 seconds West for a distance of 247.62 feet, to a point;
     THENCE South 28 degrees 48 minutes 07 seconds East for a distance of 136.12 feet, to a point;
     THENCE South 73 degrees 48 minutes 08 seconds East for a distance of 246.92 feet, to a point;
     THENCE South 16 degrees 11 minutes 43 seconds West for a distance of 86.34 feet, to a point;
     THENCE North 74 degrees 22 minutes 51 seconds West for a distance of 212.82 feet, to a point;
     THENCE South 61 degrees 11 minutes 56 seconds West for a distance of 118.17 feet, to a point;
     THENCE North 28 degrees 48 minutes 15 seconds West for a distance of 186.36 feet, to a point;
     THENCE South 61 degrees 12 minutes 34 seconds West for a distance of 26.14 feet, to a point;
     THENCE along a curve to the right having a radius of 108.24 feet and an arc length of 90.46 feet, being subtended by a chord of South 85 degrees 48 minutes 34 seconds West for a distance of 87.85 feet, to a point;
     THENCE along a curve to the left having a radius of 24.01 feet and an arc length of 20.84 feet, being subtended by a chord of South 86 degrees 04 minutes 56 seconds West for a distance of 20.20 feet, to a point;
     THENCE along a curve to the right having a radius of 325.60 feet and an arc length of 63.89 feet, being subtended by a chord of South 65 degrees 53 minutes 40 seconds West for a distance of 63.78 feet, to a point on the easterly line of a proposed private drive;
     THENCE along a curve to the left having a radius of 491.46 feet and an arc length of 677.16 feet, being subtended by a chord of North 37 degrees 13 minutes 01 seconds West for a distance of 624.85 feet, along said line of a proposed private drive northwesterly and westerly to the point of BEGINNING.